UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

PETROQUEST ENERGY, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-32681	72-1440714
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 232-7028

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On February 19, 2009, PetroQuest Energy, Inc. (the “Company”) announced a net loss available to common shareholders for the quarter ended December 31, 2008 of ($154,794,000), or ($3.14) per share, compared to fourth quarter 2007 net income available to common shareholders of $10,837,000, or $0.22 per share. For the year ended December 31, 2008, the Company reported a net loss available to common shareholders of ($102,100,000), or ($2.08) per share, compared to net income available to common shareholders of $39,245,000, or $0.79 per share, for the year ended December 31, 2007. As a result of the continuing decline of oil and natural gas commodity prices during the fourth quarter of 2008, we experienced negative price-related reserve revisions and lower than expected future cash flows that resulted in a non-cash ceiling test writedown of $247 million (approximately $155 million on an after-tax basis) for the fourth quarter of 2008 and $266 million (approximately $167 million after tax) for the year ended December 31, 2008.
Discretionary cash flow for the fourth quarter of 2008 was $45,224,000, as compared to $51,689,000 for the comparable 2007 period. For the year ended December 31, 2008, discretionary cash flow was $233,534,000 compared to $196,180,000 for 2007. For the fourth quarters of 2008 and 2007, cash flow provided by (used in) operating activities totaled ($16,858,000) and $56,820,000, respectively. Cash flow provided by operating activities totaled $169,061,000 and $223,729,000 during the years ended December 31, 2008 and 2007, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.
Oil and gas sales during the fourth quarter of 2008 were $66,203,000 as compared to $65,521,000 in the fourth quarter of 2007. For the year ended December 31, 2008, oil and gas sales increased 20% to $308,623,000 as compared to $256,223,000 in the year ended December 31, 2007. Production for the fourth quarter and year ended December 31, 2008 was 20% and 7% higher, respectively, than production for the comparable periods of 2007. Stated on an Mcfe basis, unit prices received during the fourth quarter and the year ended December 31, 2008 were 16% lower and 12% higher, respectively, as compared to the prices received during the comparable 2007 periods.
Lease operating expenses for the fourth quarter of 2008 were $1.36 per Mcfe as compared to $0.99 per Mcfe in the fourth quarter of 2007. For the year ended December 31, 2008, lease operating expenses increased to $1.32 per Mcfe from $1.02 per Mcfe in 2007. The increases in per unit operating costs were primarily attributable to the increased costs of materials, transportation, fuel and other services. In addition, the deferral of production related to the 2008 hurricanes and repair costs associated with hurricanes contributed to the increase in per unit operating costs.
Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the fourth quarter of 2008 was $4.02 per Mcfe as compared to $3.76 per Mcfe in the fourth quarter of 2007. For the year ended December 31, 2008, DD&A on oil and gas properties increased 5% to $3.89 per Mcfe from $3.70 per Mcfe for the comparable period of 2007. The increase in DD&A during the fourth quarter of 2008 was primarily due to the negative impact that the decline in natural gas prices had on our proved reserves at December 31, 2008.
General and administrative expenses increased $105,000 and $2,087,000 for the fourth quarter and year ended December 31, 2008, as compared to the respective 2007 periods. The increase in general and administrative expenses for the year ended December 31, 2008, is primarily due to the Company’s payment of employee taxes on the vesting of restricted stock and higher employee related costs resulting from increased staffing since June 2007.
The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-month periods and years ended December 31, 2008 and 2007:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Production:
Oil (Bbls)	176,062	190,151	680,571	1,079,672
Gas (Mcf)	8,385,301	6,708,402	29,708,204	24,965,789
Total Production (Mcfe)	9,441,673	7,849,308	33,791,630	31,443,821
Total Daily Production (MMcfe/d)	102.6	85.3	92.6	86.1

Sales:
Total oil sales	$12,986,929	$16,245,905	$66,349,344	$76,138,234
Total gas sales	53,216,059	49,274,914	242,273,860	180,084,794

Total oil and gas sales	$66,202,988	$65,520,819	$308,623,204	$256,223,028

Average sales prices:
Oil (per Bbl)	$73.76	$85.44	$97.49	$70.52
Gas (per Mcf)	6.35	7.35	8.16	7.21
Per Mcfe	7.01	8.35	9.13	8.15
The above sales and average sales prices include increases (reductions) related to gas hedges of $5,378,000 and $2,506,000 and oil hedges of $2,380,000 and ($946,000) for the three months ended December 31, 2008 and 2007, respectively. The above sales and average sales prices include increases (reductions) related to gas hedges of ($6,160,000) and $10,713,000 and oil hedges of ($2,124,000) and ($791,000) for the years ended December 31, 2008 and 2007, respectively.
The following updates guidance for the first quarter of 2009:

Guidance for
Description	1st Quarter 2009

Production volumes (MMcfe/d)	105 - 110

Percent gas	90%

Expenses:
Lease operating expenses (per Mcfe)	$1.30 - $1.40
Production taxes (per Mcfe)	$0.20 - $0.25
Depreciation, depletion and amortization (per Mcfe)	$3.00 - $3.10
General and administrative (in millions)	$4.7 - $5.2
Interest expense (in millions)	$4.0 - $4.5

Effective tax rate (all deferred)	37.2%

The following updates guidance for the full year of 2009:

Guidance for
Description	Full Year 2009

Production volumes (MMcfe/d)	90 - 100

Percent gas	90%

Expenses:
Lease operating expenses (per Mcfe)	$1.30 - $1.40
Production taxes (per Mcfe)	$0.20 - $0.25
Depreciation, depletion and amortization (per Mcfe)	$3.10 - $3.20
General and administrative (in millions)	$19 - $21
Interest expense (in millions)	$16 - $17

Effective tax rate (all deferred)	37.2%

2009 Capital Expenditures (in millions)	$80 - $100
Hedging Update
The Company initiated the following commodity hedging transactions in February 2009:

	Instrument
Production Period	Type	Daily Volumes	Price

Natural Gas:
July — December 2009	Swap	10,000 Mmbtu	$5.34

2010	Costless Collar	10,000 Mmbtu	$6.00 - $7.15
After executing the above transactions, the Company has approximately 20.9 Bcfe of hedges for 2009 with an average floor of $8.02 on an Mcfe basis. Based on the midpoint of the 2009 production guidance, approximately 60% of the Company’s expected production is hedged.
Management Statement
“Due to the challenging commodity price environment, we have made the strategic decision to reduce our drilling program and operate during 2009 below internally generated cash flow,” said Charles T. Goodson, Chairman, Chief Executive Officer and President. “We plan to use the free cash flow that we expect to generate to build liquidity and position ourselves to increase our drilling program once projected returns on investment improve.”
About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and the significant price decline since June 30, 2008, the deteriorating economic conditions in the United States and globally, the decline in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Statements of Income
(Unaudited)
(Amounts In Thousands, Except Per Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues:
Oil and gas sales	$66,203	$65,521	$308,623	$256,223
Gas gathering revenue	61	1,561	5,335	6,111

	66,264	67,082	313,958	262,334

Expenses:
Lease operating expenses	12,847	7,780	44,665	31,965
Production taxes	2,803	2,082	12,292	7,859
Depreciation, depletion and amortization	38,231	30,459	134,340	119,969
Ceiling test writedown	246,776	—	266,156	—
Gas gathering costs	94	932	2,309	4,120
General and administrative	5,213	5,108	23,249	21,162
Accretion of asset retirement obligation	423	244	1,317	923
Interest expense	2,829	2,281	9,327	13,393

	309,216	48,886	493,655	199,391

Gain on sale of gas gathering assets	135	—	26,812	—
Other income (expense)	(83)	324	344	1,340

Income (loss) from operations	(242,900)	18,520	(152,541)	64,283

Income tax expense (benefit)	(89,391)	6,383	(55,581)	23,664

Net income (loss)	(153,509)	12,137	(96,960)	40,619

Preferred stock dividend	1,285	1,300	5,140	1,374

Net income (loss) available to common shareholders	$(154,794)	$10,837	$(102,100)	$39,245

Earnings (loss) per common share:
Basic	$(3.14)	$0.22	$(2.08)	$0.82

Diluted	$(3.14)	$0.22	$(2.08)	$0.79

Weighted average number of common shares:
Basic	49,295	48,373	48,971	48,108

Diluted	49,295	50,004	48,971	49,679

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(Unaudited)
(Amounts in Thousands)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$23,964	$16,909
Revenue receivable	20,074	22,820
Joint interest billing receivable	24,259	22,936
Hedging asset	40,571	—
Prepaid drilling costs	11,523	1,448
Drilling pipe inventory	25,898	—
Other current assets	1,530	3,984

Total current assets	147,819	68,097

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,225,304	907,083
Unevaluated oil and gas properties	119,847	80,297
Accumulated depreciation, depletion and amortization	(832,290)	(432,530)

Oil and gas properties, net	512,861	554,850
Gas gathering assets	4,644	22,040
Accumulated depreciation and amortization of gas gathering assets	(900)	(6,640)

Total property and equipment	516,605	570,250

Other assets, net of accumulated depreciation and amortization of $6,237 and $11,238, respectively	5,825	6,000

Total assets	$670,249	$644,347

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$70,643	$78,273
Advances from co-owners	5,349	12,870
Oil and gas revenue payable	15,305	5,771
Accrued interest and preferred stock dividend	3,696	3,320
Asset retirement obligation	8,590	5,280
Other accrued liabilities	4,094	6,326

Total current liabilities	107,677	111,840

Bank debt	130,000	—
10 3/8% Senior Notes	148,998	148,755
Asset retirement obligation	17,043	12,171
Deferred income taxes	28,845	69,160
Other liabilities	199	104
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 49,319 and 48,414 shares, respectively	49	48
Paid-in capital	216,253	204,979
Accumulated other comprehensive income (loss)	25,560	(435)
Retained earnings (deficit)	(4,376)	97,724

Total stockholders’ equity	237,487	302,317

Total liabilities and stockholders’ equity	$670,249	$644,347

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in Thousands)

	Year Ended December 31,
	2008	2007	2006
Cash flows from operating activities:
Net income (loss)	$(96,960)	$40,619	$23,986
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax expense (benefit)	(55,581)	23,664	14,604
Gain on sale of gas gathering assets	(26,812)	—	—
Depreciation, depletion and amortization	134,340	119,969	85,858
Ceiling test writedown	266,156	—	—
Share-based compensation expense	9,582	9,818	5,651
Accretion of asset retirement obligation	1,317	923	1,513
Amortization expense and other	1,492	1,187	1,140
Payments to settle asset retirement obligations	(19,377)	(6,058)	(252)
Changes in working capital accounts:
Revenue receivable	2,746	(1,053)	725
Joint interest billing receivable	(1,323)	(2,864)	(2,505)
Prepaid drilling costs	(10,075)	3,438	(3,630)
Drilling pipe inventory	(25,898)	—	—
Accounts payable and accrued liabilities	(4,567)	37,050	(13,552)
Advances from co-owners	(7,521)	(521)	7,517
Other	1,542	(2,443)	(1,685)

Net cash provided by operating activities	169,061	223,729	119,370

Cash flows from investing activities:
Investment in oil and gas properties	(325,936)	(233,436)	(175,277)
Investment in gas gathering assets	(6,204)	(2,968)	(6,363)
Proceeds from sale of gathering assets, net of expenses	43,170	—	—
Sale of oil and gas properties and other	2,256	1,277	22,023

Net cash used in investing activities	(286,714)	(235,127)	(159,617)

Cash flows from financing activities:
Net proceeds from (payments for) share based compensation	1,597	(99)	1,461
Proceeds from preferred stock offering	—	74,750	—
Costs of preferred stock offering	—	(4,041)	—
Payment of preferred stock dividend	(5,439)	—	—
Proceeds from bank borrowings	258,000	23,000	48,000
Repayment of bank borrowings	(128,000)	(70,000)	(11,000)
Deferred financing costs	(1,450)	(98)	(122)

Net cash provided by financing activities	124,708	23,512	38,339

Net increase (decrease) in cash and cash equivalents	7,055	12,114	(1,908)
Cash and cash equivalents at beginning of period	16,909	4,795	6,703

Cash and cash equivalents at end of period	$23,964	$16,909	$4,795

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$17,851	$19,238	$17,572

Income taxes	$—	$—	$—

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net income (loss)	$(153,509)	$12,137	$(96,960)	$40,619

Reconciling items:
Deferred tax expense (benefit)	(89,391)	6,383	(55,581)	23,664
Gain on sale of gas gathering assets	(135)	—	(26,812)	—
Depreciation, depletion and amortization	38,231	30,459	134,340	119,969
Ceiling test writedown	246,776	—	266,156	—
Accretion of asset retirement obligation	423	244	1,317	923
Share based compensation expense	2,392	2,162	9,582	9,818
Amortization expense and other	437	304	1,492	1,187

Discretionary cash flow	45,224	51,689	233,534	196,180

Changes in working capital accounts	(59,480)	10,610	(45,096)	33,607
Settlement of asset retirement obligations	(2,602)	(5,479)	(19,377)	(6,058)

Net cash flow provided by (used in) operating activities	$(16,858)	$56,820	$169,061	$223,729

Note:
Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: February 19, 2009	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General Counsel and Secretary